Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Pre-Effective Amendment No. 1 to Form S-3 of EnSync Inc. of our report dated September 27, 2017, relating to the consolidated financial statements of EnSync, Inc., which appears in EnSync Inc.’s Annual Report on Form 10-K for the year ended June 30, 2017.

We also consent to the reference to our firm under the heading “Experts” appearing in this Prospectus.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Milwaukee, Wisconsin
September 29, 2017